Exhibit 3.2

BYLAWS OF

ENTERGY ARKANSAS, INC.

Dated Effective as of

November 19, 2018

BYLAWS OF
ENTERGY ARKANSAS, INC.
TABLE OF CONTENTS

1.    OFFICES.    2
1.1.    Principal Office.    2
1.2.    Other Offices.    2
2.    MEETINGS OF SHAREHOLDERS.    2
2.1.    Annual Meeting.    2
2.2.    Failure to Hold Annual Meeting.    2
2.3.    Special Meetings.    2
2.4.    Notice and Waivers of Notice.    3
2.5.    Attendance by Conference Telephone or other Communications Equipment.    3
2.6.    Record Dates for Matters other than Consents to Action.    3
2.7.    Voting List.    4
2.8.    Quorum of Shareholders.    4
2.9.    Method of Voting.    5
2.10.    Action without Meetings.    5
2.11.    Record Dates for Consents to Action.    6
3.    DIRECTORS.    7
3.1.    Powers.    7
3.2.    Number; Qualifications.    7
3.3.    Election.    7
3.4.    Voting.    7
3.5.    Removal of Directors.    8
3.6.    Vacancies.    8
3.7.    Advisory Committee.    8
4.    MEETINGS OF THE BOARD OF DIRECTORS.    9
4.1.    Place.    9
4.2.    Regular Meetings.    9
4.3.    Special Meetings.    9
4.4.    Notice and Waiver of Notice.    9
4.5.    Attendance by Conference Telephone or other Communications Equipment.    9
4.6.    Quorum of Directors.    9
4.7.    Action Without Meetings.    10
4.8.    Committees.    10
5.    OFFICERS.    10
5.1.    Election, Number, Qualification, Term.    10
5.2.    Removal.    12
5.3.    Vacancies.    12
5.4.    Authority.    13
5.5.    Voting of Stock, Execution of Proxies.    13
6.    CERTIFICATES REPRESENTING SHARES.    13
6.1.    Certificates.    13
6.2.    Lost, Stolen, or Destroyed Certificates.    13
6.3.    Registration of Transfer.    14
6.4.    Registered Holders as Owners.    14
7.    PROTECTION OF OFFICERS, DIRECTORS AND EMPLOYEES.    14
7.1.    Power to Indemnify in Actions, Suits, or Proceedings other than those by or in the Right of the Corporation.    14
7.2.    Power to Indemnify in Actions, Suits, or Proceedings by or in the Right of the Corporation.    15
7.3.    Authorization of Indemnification.    16

7.4.    Good Faith Defined.    16
7.5.    Indemnification by a Court.    17
7.6.    Expenses Payable in Advance.    17
7.7.    Nonexclusivity of Indemnification and Advancement of Expenses.    17
7.8.    Insurance.    18
7.9.    Miscellaneous.    18
7.10.    Survival of Indemnification and Advancement of Expenses.    19
7.11.    Limitation on Indemnification.    19
7.12.    Indemnification of Advisory Committee Members, Employees and Agents.    19
7.13.    Repeal or Modification.    20
7.14.    Separability.    20
8.    GENERAL PROVISIONS.    20
8.1.    Fiscal Year.    20
8.2.    Seal.    20
8.3.    Corporate Records.    20
8.4.    Confidentiality of Corporate Records.    21
8.5.    Amendment.    21
8.6.    Notice.    21
8.7.    Attendance by Conference Telephone or Electronic Communications System.    22

BYLAWS OF

ENTERGY ARKANSAS, INC.

1.    OFFICES.

1.1.    Principal Office.

The principal office of Entergy Arkansas, Inc. (the “Corporation”) shall be located in Little Rock, Arkansas.
1.2.    Other Offices.

The Corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the Corporation may require.
2.    MEETINGS OF SHAREHOLDERS.

2.1.    Annual Meeting.

The annual meeting of shareholders for the election of directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
2.2.    Failure to Hold Annual Meeting.

Failure to hold any annual meeting shall not be cause for a winding up, dissolution, or termination of the Corporation. If the annual meeting is not held or a written consent instead of the annual meeting is not executed within any thirteen‑month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on the application of any shareholder, summarily order a meeting to be held.
2.3.    Special Meetings.

Special meetings of the shareholders may be called (1) by the chair of the board of directors, the chief executive officer, the president, the board of directors, or such other person or persons as may be authorized in the Certificate of Formation or these Bylaws or (2) by the holders of at least twenty (20) percent of all the shares entitled to vote at the proposed special meeting. If not otherwise stated in or fixed in accordance with these Bylaws, for a special meeting called by shareholders, the record date for determining shareholders entitled to call such meeting is the date the first shareholder signs the notice of such meeting. Only business within the purpose or purposes described in the notice required in Section 2.4 of these Bylaws may be conducted at a special meeting of the shareholders.
2.4.    Notice and Waivers of Notice.

Except as provided in Section 6.053 of the Texas Business Organizations Code, written or printed notice conforming to the provisions of Section 8.6 of these Bylaws shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) days or more than sixty

(60) days before the date of the meeting. Such notice shall be sent by, or at the direction of, the president, the secretary, or the officer or persons calling the meeting. If made available, each notice of meeting may give directions that will allow a shareholder to participate by telephonic or electronic participation in the meeting in a manner described in Section 8.7 of these Bylaws. Unless required by the Certificate of Formation, the business to be transacted at the annual meeting of the shareholders, or the purpose of such a meeting, is not required to be specified in the notice thereof or in a written waiver of notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called, but the purpose or purposes of a special meeting is not required to be specified in a written waiver of notice of such a meeting. Notice of a meeting of the shareholders may be waived as provided in Section 8.6 of these Bylaws.
2.5.    Attendance by Conference Telephone or other Communications Equipment.

Unless otherwise restricted by the Certificate of Formation, if made available, any shareholder may participate in any meeting by means of conference telephone or other communications equipment as provided in Section 8.7 of these Bylaws.
2.6.    Record Dates for Matters other than Consents to Action.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors may provide that the share transfer records shall be closed for a stated period not to exceed sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.
2.7.    Voting List.

2.7.1.
The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least eleven (11) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder, and the number of votes that each shareholder is entitled to cast if the number of such votes is different from the number of shares shown to be held by such shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is to be held by remote communication, the notice of the meeting given pursuant to Section 2.4 of these Bylaws shall describe how the shareholder shall access the list of shareholders for the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

2.7.2.	Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

2.8.    Quorum of Shareholders.

2.8.1.
With respect to any matter, the holders of a majority of the shares entitled to vote on that matter, if represented at the meeting in person or by proxy, shall constitute a quorum of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Formation.

2.8.2.
Unless otherwise provided in the Certificate of Formation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholders or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

2.8.3.
Unless otherwise provided in the Certificate of Formation or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

2.9.    Method of Voting.

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Certificate of Formation (or any designation of the rights and privileges of shares properly established by the board of directors) provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series. Any shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney‑in‑fact. A telegram, telex, cablegram, or other form of electronic transmission, including telephonic transmission, by the shareholder or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, such as in the case of a pledge; a person who purchased or agreed to purchase, or owns or holds an option to purchase the shares; a creditor of the Corporation who extended it credit under terms requiring appointment; an employee of the Corporation whose employment contract requires the appointment; or a party to a voting agreement created under Section 6.252 of the Texas Business Organizations Code or a shareholder’s agreement created under Section 21.101 of the Texas Business Organizations Code.
2.10.    Action without Meetings.

2.10.1.
Any action required or which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

2.10.2.
With respect to an action taken by consent of the shareholders by less than unanimous consent, the written consent shall bear the date of execution by each shareholder who signs such consent. Furthermore, no such written consent shall be effective unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. In the case of a consent that is not solicited on behalf of the Corporation or the board of directors, delivery shall be by hand or certified or registered mail, return receipt requested or by electronic message and shall be addressed to the president at the principal executive office of the Corporation.

2.10.3.	Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

2.10.4.
Any electronic transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reliable reproduction of a consent in writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section. An electronic transmission of a shareholder’s consent is considered a signed writing if the transmission contains or is accompanied by information from which:

(a)	it can be determined that the electronic transmission was transmitted by the shareholder; and

(b)	the date on which the shareholder transmitted the electronic transmission can be determined.

Unless the consent is otherwise dated, the date specified in Section 2.10.4(b) is the date on which the consent is considered signed.

2.11.    Record Dates for Consents to Action.

Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and prior action of the board of directors is not required by the Texas Business Organizations Code, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery of any such consent shall be by hand or certified or registered mail, return receipt requested or by electronic transmission and shall be addressed to the president or principal executive officer of the Corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the Texas Business Organizations Code, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.
3.    DIRECTORS.

3.1.    Powers.

The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the board of directors, subject to any limitation imposed by statute, the Certificate of Formation or these Bylaws as to action which requires authorization or approval by the shareholders.
3.2.    Number; Qualifications.

The board of directors of the Corporation shall consist of one or more members. The number of directors shall be fixed from time to time by resolution of a majority of the board of directors or by the holders of a majority of the shares entitled to vote on that matter. Directors need not be residents of the State of Texas or shareholders of the Corporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or, at the option of the board of directors, may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.
3.3.    Election.

Subject to Sections 3.2 and 3.6 hereof, the directors shall be elected at the annual meeting of the shareholders by the holders of shares entitled to vote in the election of directors, and each director elected shall serve until his successor shall have been elected and qualified.
3.4.    Voting.

At each election for directors, every shareholder entitled to vote shall have the right to vote the number of shares owned by him or her in the election of each director to be elected and for whose election he or she has the right to vote.
3.5.    Removal of Directors.

Except as otherwise provided by statute or by the Certificate of Formation, at any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.
3.6.    Vacancies.

Any vacancy in the board of directors caused by death, resignation, removal, or other than by reason of an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum of the board of directors, or in the event there are no remaining directors, by the holders of a majority of the shares entitled to vote on that matter. A director so elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor‑in‑office.
3.7.    Advisory Committee.

The Board of Directors may appoint one or more individuals to an Advisory Committee to the Corporation (each an “Advisory Committee Member”). Advisory Committee Members may be called upon individually or as a group by the Board of Directors or Officers of the Corporation to give advice and counsel to the Corporation, Directors and Officers. The Advisory Committee shall not be a committee of the Board of Directors pursuant to Section 4.8 of the Bylaws, and the Advisory Committee Members shall not be Directors for purposes of these Bylaws or “directors” for purposes of the Texas Business Organizations Code and shall have no authority to act, to enter into any contract, to incur any liability or to make any representation or warranties on behalf of the Corporation. The Directors shall have no obligation to consult with or seek any advice of the Advisory Committee Members with respect to any action taken by the Board of Directors for such action to be valid. Advisory Committee Members shall receive from the Corporation such remuneration as shall be fixed by the Board of Directors. Terms of the Advisory Committee Members shall expire on the day of the Annual Meeting of the Corporation, provided, however, that Advisory Committee Members shall serve at the pleasure of the Board of Directors and may be removed at any time with or without cause by a vote of the Board of Directors. For purposes of Article 7 hereof (Indemnification), the Board of Directors may authorize that the Advisory Committee Members of the Corporation may enjoy the same rights and privileges as Directors of the Corporation. The Corporation may require any Advisory Committee Member to enter into an agreement with respect to its duties and obligations from time to time as a condition of their appointment. The Board may take action to more particularly describe the duties and roles of the Advisory Committee Members by adopting a charter for the Advisory Committee so long as such charter is not inconsistent with the Texas Business Organizations Code or this Section 3.7.
4.    MEETINGS OF THE BOARD OF DIRECTORS.

4.1.    Place.

Meetings of the board of directors, regular or special, may be held either within or without the State of Texas as shall be designated by the board of directors and, in the case of a special meeting, as stated in the notice of the meeting.
4.2.    Regular Meetings.

Regular meetings of the board of directors may be held with or without notice, unless notice is required under these Bylaws, and at such time and (unless the meeting is to be held entirely by remote communication) at such place as shall from time to time be determined by the board of directors. Any notice of a regular meeting of the board of directors must conform to the provisions of Section 8.6 of these Bylaws.
4.3.    Special Meetings.

Special meetings of the board of directors may be called by the chair of the board of directors or the president and shall be called by the secretary on the written request of at least two (2) directors.
4.4.    Notice and Waiver of Notice.

Notice of each special meeting of the board of directors conforming to the provisions of Section 8.6 of these Bylaws shall be given to each director at least two (2) days before the date of the meeting by, or at the direction of, the chair of the board, the chief executive officer, president, the secretary, or the officer or persons calling the meeting. Each notice of meeting shall give directions that will allow a director to participate by telephonic or electronic participation in the meeting in a manner described in Section 8.7 of these Bylaws. Unless required by the Certificate of Formation, the business to be transacted at a meeting of the board of directors is not required to be specified in the notice thereof or in a written waiver of notice of the meeting. Notice of a meeting of the directors may be waived as provided in Section 8.6 of these Bylaws.
4.5.    Attendance by Conference Telephone or other Communications Equipment.

Unless otherwise restricted by the Certificate of Formation, any director may participate in any meeting by means of conference telephone or other communications equipment as provided in Section 8.7 of these Bylaws.
4.6.    Quorum of Directors.

At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business, unless a different number or portion (which must be at least one-third of the total number of directors) is required by law or the Certificate of Formation or these Bylaws. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by statute, the Certificate of Formation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
4.7.    Action Without Meetings.

Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.
4.8.    Committees.

The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Subject to the limitations set forth in Section 21.416(c) of the Texas Business Organizations Code, any such committee shall have and may exercise such power as the board of directors may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, power, and members of any such committee, to fill vacancies and to discharge any such committee.
5.    OFFICERS.

5.1.    Election, Number, Qualification, Term.

The board of directors may select natural persons to be designated as officers of the Corporation, with such titles as the board of directors shall determine in its sole discretion. Any number of offices may be held by the same person. The officers shall hold office until their successors are chosen and qualify. Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided by the board of directors except as otherwise provided by these Bylaws or statute or as shall be determined from time to time by resolution of the board of directors not inconsistent with these Bylaws.
The duties and authorities of the following officers shall be as set forth below:

5.1.1.
Chair of the Board. The chair of the Board shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors upon written directions given to him or her pursuant to resolutions duly adopted by the board of directors.

5.1.2.
The Chief Executive Officer. The chief executive officer or, if no chief executive officer is elected, the president, subject to the direction of the board of directors, shall have direct charge of and general supervision over the day-to-day business and affairs of the Corporation.

5.1.3.
The President. The president shall perform all duties incident to the office of president of a corporation organized under the Texas Business Organizations Code and such other duties as from time to time may be assigned to him or her by the board of directors or the chief executive officer. In the absence of a chief executive officer, the president shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. He or she shall preside at all meetings of the shareholders and at all meetings of the board of directors in the absence or disability of the chair of the Board.

5.1.4.
Vice Presidents. Each vice president shall have such powers and shall perform such duties incident to the office of a vice president of a corporation organized under the Texas Business Organizations Code and such other duties from time to time as may be conferred upon or assigned to him or her by the board of directors or as may be delegated to him or her by the chief executive officer or the president.

5.1.5.
Secretary. The secretary shall attend all meetings of the shareholders and all meetings of the board of directors and record all the proceedings of the meetings of the shareholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for any standing committees of the board of directors when required. The secretary shall cause notices of all meetings of the shareholders and the board of directors to be given in accordance with these Bylaws, shall be custodian of the records and the seal, if any, of the Corporation, and shall cause the Corporation’s seal, if any, to be affixed to all documents the execution of which under seal is duly authorized, and when the Corporation’s seal is so affixed, may attest to the same. The secretary shall perform such other duties as are incident to the office of secretary of a corporation organized under the Texas Business Organizations Code or as may be prescribed by the board of directors or the president, under whose supervision the secretary shall be. The board of directors may appoint one or more assistant secretaries to perform the duties of the secretary.

5.1.6.
Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies or other depositories as shall, from time to time, be designated by the board of directors or by the treasurer if so authorized by the board of directors. The treasurer: (A) may endorse for collection on behalf of the Corporation checks, notes and other obligations, (B) may sign receipts and vouchers for payments made to the Corporation, (C) may, singly or jointly with another person as may be authorized by the board of directors, sign checks on the Corporation’s accounts and pay out and disburse the funds of the Corporation under the direction of the board of directors, taking proper vouchers for such disbursements, and (D) shall render or cause to be rendered to the chief executive officer, the president and the board of directors, whenever requested, an account of all of the treasurer’s transactions and of the financial condition of the Corporation. The treasurer shall perform such other duties as are incident to the office of treasurer of a corporation organized under the Texas Business Organizations Code or as may be assigned from time to time by the chief executive officer, the president or the board of directors. The board of directors may appoint one or more assistant treasurers to perform the duties of the treasurer.

5.1.7.	Tax Officers. One or more Tax Officers shall have the authority to communicate with the Internal Revenue Service and with state and local tax authorities, may sign tax returns, shall pay or cause to be paid taxes and shall have the authority to settle tax liabilities in the name or on behalf of the Corporation.

5.2.    Removal.

The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.
5.3.    Vacancies.

Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the board of directors.
5.4.    Authority.

Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as shall be determined from time to time by resolution of the board of directors not inconsistent with these Bylaws.
5.5.    Voting of Stock, Execution of Proxies.

The chair of the Board, the president or any vice president or any other officer of the Corporation designated by the board of directors, the chair of the Board, or the president shall be authorized to attend any meeting of the stockholders, members, partners, or owners of any other corporation, limited liability company, partnership, or other foreign or domestic entity in which the Corporation is an owner of stock, a membership interest, a partnership interest, or other equity interest and to vote such stock, membership interest, partnership interest, or other equity interest upon all matters coming before such meeting. The chair of the Board, the president or any vice president may sign and issue proxies to vote shares of stock, membership interests, partnership interests, or other equity interests of other corporations, limited liability companies, partnerships, or other foreign or domestic entities owned by the Corporation.
6.    CERTIFICATES REPRESENTING SHARES.

6.1.    Certificates.

The shares of the Corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.
6.2.    Lost, Stolen, or Destroyed Certificates.

The Corporation shall issue a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. The board of directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
6.3.    Registration of Transfer.

Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation.
6.4.    Registered Holders as Owners.

The Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Sections 6.251, 6.252 or 21.210 of the Texas Business Organizations Code, giving proxies with respect to those shares, or any other shareholder action. Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for considering the person who is registered as the owner of a share in the share transfer records of the Corporation at a particular time to be the owner of the share at that time for such purposes, regardless of whether that person possesses a certificate for those shares.
7.    PROTECTION OF OFFICERS, DIRECTORS AND EMPLOYEES.

7.1.	Power to Indemnify in Actions, Suits, or Proceedings other than those by or in the Right of the Corporation.

Subject to Section 7.3 of this Article 7, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, manager, partner, venturer, proprietor, trustee, employee or agent or similar functionary of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter referred to as a “Delegate”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are reasonable and actually incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed (i) in the case of conduct in his or her official capacity, to be in the Corporation’s best interest and (ii) in all other cases was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed (i) in the case of conduct in his or her official capacity, to be in the Corporation’s best interest and (ii) in all other cases was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
In the event that a person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by such person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (ii) shall not include a judgment, penalty, fine, or any excise or similar tax, including excise tax assessed against the person with respect to an employee benefit plan, and (iii) shall not be made (even as to expenses) in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Corporation, for breach of his or her duty of loyalty owed to the Corporation, or for an act or omission not committed in good faith that constitutes a breach of a duty owed by him or her to the Corporation.
7.2.    Power to Indemnify in Actions, Suits, or Proceedings by or in the Right of the Corporation.

Subject to Section 7.3 hereof and to the maximum extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation or a Delegate against reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed (i) in the case of conduct in his or her official capacity, to be in the Corporation’s best interest and (ii) in all other cases was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
7.3.    Authorization of Indemnification

Any indemnification of a director or officer under this Article 7 (unless ordered by a court) shall be made by the Corporation upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2 of this Article 7, as the case may be and with respect to expenses, the amount of expenses other than a judgment is reasonable. Such determination shall be made (i) by the board of directors by a majority vote of those directors who at the time of the vote are disinterested and independent regardless of whether such directors constitute a quorum, (ii) by majority vote of a committee of the directors duly designated by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether the directors who are disinterested and independent constitute a quorum and consisting solely of one or more directors who are disinterested and independent, (iii) by special legal counsel selected by the directors or a committee by vote in accordance with (i) or (ii) above in a written opinion, (iv) by the shareholders of the Corporation entitled to vote on such matter in a vote that excludes the shares held by each director who is not disinterested and independent, or (v) by a unanimous vote of the shareholders entitled to vote on such matter. To the extent, however, that current or former director or officer of the Corporation or Delegate has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
Any indemnification under this Article 7 shall be made promptly and, in any event, to the extent practicable, within sixty days of receipt by the Corporation of the written request of the person to be indemnified.
7.4.    Good Faith Defined.

For purposes of any determination under Section 7.3 of this Article 7, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed (i) in the case of conduct in his or her official capacity, to be in the Corporation’s best interest and (ii) in all other cases was not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or the officers of another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.4 shall mean any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, manager, partner, venturer, proprietor, trustee, employee or agent or similar functionary. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 7.1 or 7.2 of this Article 7, as the case may be.
7.5.    Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 7.3 of this Article 7 and notwithstanding the absence of any determination thereunder, any current or former director or officer or Delegate may apply to any court of competent jurisdiction in the State of Texas for indemnification to the extent otherwise permissible under Sections 7.1 and 7.2 of this Article 7. Such court may order indemnification to the extent the court determines that such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Notice of any application for indemnification pursuant to this Section 7.5 shall be given to the Corporation promptly upon the filing of such application. If such application is successful, in whole or in part, the director or officer or Delegate seeking indemnification shall also be entitled to be paid the expense of securing the indemnification. Indemnification ordered by a court may be limited to the extent provided in Section 8.052 of the Texas Business Organizations Code.
7.6.    Expenses Payable in Advance.

Expenses incurred by a present director or officer or Delegate in defending or investigating a threatened or pending action, suit or proceeding described above shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding without making the determinations required under Section 7.3 hereof within fourteen days after receipt by the Corporation of a written statement from such director or officer or Delegate requesting such an advancement, together with a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under Section 7.3 hereof in addition to an undertaking, if required by law at the time of such advance, by or on behalf of such director or officer or Delegate to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article 7 or otherwise prohibited from being indemnified.
7.7.    Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by or granted pursuant to this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any governing document, agreement, contract, vote of members or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action taken (or omitted to be taken) in his or her official capacity and as to action taken (or omitted to be taken) in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 7.1 and 7.2 of this Article 7 shall be made to the fullest extent permitted by law. The provisions of this Article 7 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 7.1 or 7.2 of this Article 7 but whom the Corporation has the power or obligation to indemnify under the provisions of the Texas Business Organizations Code, or otherwise.
7.8.    Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or a Delegate against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Texas Business Organizations Code or the provisions of this Article 7. The Corporation may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate for the protection of any or all such persons.
7.9.    Miscellaneous.

The following provisions shall apply to this Article 7:

7.9.1.
references to “the Corporation” shall include, in addition to the resulting company, any constituent company or corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, managers, and officers, so that any person who is or was a director or officer of such constituent entity, or is or was a director, manager, or officer of such constituent entity serving at the request of such constituent entity as a director, officer, manager, partner, venturer, proprietor, trustee, employee or agent or similar functionary of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving entity as he or she would have with respect to such constituent entity if its separate existence had continued;

7.9.2.
references to “fines” shall be deemed to include (i) penalties imposed by the Nuclear Regulatory Commission (the "NRC") pursuant to Section 206 of the Energy Reorganization Act of 1974 and Part 21 of NRC regulations thereunder, as they may be amended from time to time, and any other penalties, whether similar or dissimilar, imposed by the NRC, and (ii) excise taxes assessed with respect to an employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974, as it may be amended from time to time ("ERISA");

7.9.3.
references to “serving at the request of the Corporation” shall include any service as a director, officer, or Delegate of the Corporation which imposes duties on, or involves services by, such director, officer, or Delegate with respect to an employee benefit plan, its participants or beneficiaries;

7.9.4.
a person who acted in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 7;

7.9.5.
an action taken or omitted by a Delegate for a purpose reasonably believed by the person to be in the interest of the other enterprise or its owners or members is for a purpose that is “not opposed to the best interest of the enterprise” as referred to in this Article 7; and

7.9.6.
any act, omission, step or conduct taken or had in good faith by a director, officer, or Delegate which is required, authorized or approved by any order or orders issued pursuant to any federal statute or any state statute or municipal ordinance shall be deemed to meet the standard of conduct required for indemnification hereunder.

7.10.    Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
7.11.    Limitation on Indemnification.

Notwithstanding anything contained in this Article to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

7.12.    Indemnification of Advisory Committee Members, Employees and Agents.

The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to directors, Advisory Committee Members, officers, employees and agents of the Corporation or of its wholly or partially owned, direct or indirect affiliated or subsidiary companies similar to those conferred in this Article 7 to directors and officers of the Corporation.
7.13.    Repeal or Modification.

All rights to indemnification and to advancement of expenses under this Article 7 shall be deemed to be a contract between the Corporation and each director and officer who serves or has served in any such capacity, and each other person as to whom the Corporation has agreed to grant indemnity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Texas Business Organizations Code or any other applicable law shall not in any way diminish any right to indemnification or to advancement of expenses of such director, officer or other person as to whom the Corporation has agreed to grant indemnity, or the obligations of the Corporation, arising hereunder for claims relating to matters occurring prior to such repeal or modification.
7.14.    Separability.

If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer, and each employee, agent and other person as to whom the Corporation has agreed to grant indemnity to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the full extent permitted by applicable law.
8.    GENERAL PROVISIONS.

8.1.    Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the board of directors.
8.2.    Seal.

The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
8.3.    Corporate Records.

The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its board of directors, and each committee of its board of directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares issued by the Corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.
8.4.    Confidentiality of Corporate Records.

No shareholder (or representative of such shareholder) shall have a right under the Texas Business Organizations Code or these Bylaws to inspect, examine, copy, or receive a disclosure of any of the Corporation’s information, documents, or records except for a proper purpose. In response to any request (even if for a proper purpose) by a shareholder (or its respective representative) for such an inspection, examination, copying, or disclosure, the Corporation may deny access by such shareholder (or respective representative) to any information, document, or record that is not described in Section 3.151 of the Texas Business Organizations Code and that the board of directors (or any officer to whom the authority of this Section shall have been delegated) determines (a) contains or discloses information in the nature of trade secrets, (b) is required to be kept confidential by the Corporation or any affiliate by law or by agreement with any third party, or (c) is information the disclosure of which is not in the best interests of or could damage the Corporation or any of its affiliates. Additionally, the Corporation may require any shareholder (or its respective representative) requesting (even if for a proper purpose) an inspection, examination, copying, or disclosure of any of the Corporation’s information, documents, or records (including information, documents, and records described in Section 3.151 of the Texas Business Organizations Code) to enter into a confidentiality or non-disclosure agreement prior to receiving any requested information, documents, or records.
8.5.    Amendment.

The shareholders or the board of directors may amend, repeal or adopt bylaws except to the extent that the Certificate of Formation or these Bylaws otherwise provide.
8.6.    Notice.

Any notice to directors or shareholders shall be in writing and shall be delivered personally, mailed, with postage thereon prepaid, to each director or shareholder at his of her address appearing on the ownership records of the Corporation or, in the case of directors, on the other books of the Corporation, or sent by facsimile or other electronic message to a facsimile number of electronic address that has been provided by the director or shareholder and has not been revoked pursuant to the Texas Business Organizations Code or to another address to which such person has consented for the purpose of receiving notice unless such consent has been revoked pursuant to the Texas Business Organizations Code. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. If transmitted by facsimile or other electronic means, such notice is to be considered delivered when transmitted.
Whenever any notice is required to be given to directors or shareholders under the provisions of applicable statutes, the Certificate of Formation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time for such meeting, shall be deemed equivalent to the giving of such notice. If a person entitled to notice of a meeting participates in or attends the meeting, the person’s participation or attendance constitutes a waiver of notice of the meeting unless the person participates in or attends the meeting solely to object to the transaction of business at the meeting on the ground that the meeting was not lawfully called or convened. The participation or attendance at a meeting of a person entitled to notice of the meeting constitutes a waiver by the person of any required notice of a particular matter considered at the meeting unless the person objects to considering the matter when it is presented.
8.7.    Attendance by Conference Telephone or Electronic Communications System.

Subject to any notice requirements in these Bylaws or pursuant to any statute, shareholders, members of the board of directors, or members of any committee designated by the board of directors may participate in and hold a meeting of such shareholders, directors, or committee members by means of a conference telephone or similar communications equipment or another suitable electronic communications system (such as videoconferencing or the Internet), or any combination thereof, that permits each person participating in the meeting to communicate with all other persons participating in the meeting. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.